UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016 (March 29, 2016)
Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2016, pursuant to a Purchase and Sale Agreement, (the “Purchase Agreement”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Operating, LLC (“Vanguard Operating”), agreed to sell their natural gas, oil and natural gas liquids assets in the SCOOP/STACK area in Oklahoma to NonOp Solutions III, L.P. and NonOp Solutions IV LP, entities managed by Titanium Exploration Partners, LLC for $280.0 million, subject to customary purchase price adjustments at closing. This transaction has an effective date of January 1, 2016 and is expected to close on or before May 18, 2016.
The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On March 30, 2016, the Company issued a press release announcing the execution and delivery of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 2.1*	Purchase and Sale Agreement, dated March 29, 2016, among Vanguard Operating, LLC, NonOp Solutions III, L.P. and NonOp Solutions IV LP.

Exhibit 99.1	Press Release dated March 30, 2016.

*  Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: March 30, 2016	By:	/s/ Richard A. Robert
		Name:	Richard A. Robert
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 2.1*	Purchase and Sale Agreement, dated March 29, 2016, among Vanguard Operating, LLC, NonOp Solutions III, L.P. and NonOp Solutions IV LP.

Exhibit 99.1	Press Release dated March 30, 2016.

*  Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.